                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              HONEYWELL INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                                                       [LOGO]
- --------------------------------------------------------------------------------

NOTICE OF
1995 ANNUAL MEETING &
PROXY STATEMENT
APRIL 18, 1995

TO OUR SHAREHOLDERS:

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WHICH WILL BE HELD AT 2:00 P.M., TUESDAY, APRIL 18, 1995, AT THE MINNEAPOLIS CONVENTION CENTER, 1301 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA.

    THE NOTICE OF MEETING AND THE PROXY STATEMENT THAT FOLLOW DESCRIBE THE BUSINESS TO BE CONDUCTED AT THE MEETING. WE WILL ALSO REPORT ON MATTERS OF CURRENT INTEREST TO OUR SHAREHOLDERS.

    PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING IN MINNEAPOLIS, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD AND DETACH THE ADMISSION CARD TO PRESENT AT THE MEETING.

             [SIGNATURE]
MICHAEL R. BONSIGNORE
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

PROXY STATEMENT
TABLE OF CONTENTS
- --------------------------------------------------------------------------------

                                                                          PAGE
                                                                          ----

 NOTICE OF MEETING......................................................     1
*ELECTION OF DIRECTORS..................................................     2
 EXECUTIVE COMPENSATION.................................................    12
*APPROVAL OF AUDITORS...................................................    21
*PROPOSED HONEYWELL SENIOR MANAGEMENT PERFORMANCE INCENTIVE PLAN........    21
 OTHER INFORMATION......................................................    22


* MATTERS FOR SHAREHOLDER ACTION

                             YOUR VOTE IS IMPORTANT

Please complete, date and sign your proxy and promptly return it in the enclosed envelope.

                                                                       [LOGO]
- --------------------------------------------------------------------------------

HONEYWELL INC., HONEYWELL PLAZA, MINNEAPOLIS, MINNESOTA 55408

NOTICE OF MEETING:

The Annual Meeting of Shareholders of Honeywell Inc. ("Honeywell" or the "Company"), a Delaware corporation, will be held at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota, Tuesday, April 18, 1995, at 2:00 p.m. for the following purposes:

  1)to elect twelve directors;

  2)to approve the selection of Deloitte & Touche as independent auditors;

  3)to approve the Honeywell Senior Management Performance Incentive Plan;

and to transact any other business appropriate to the Annual Meeting.

Holders of Honeywell Common Stock of record at the close of business on February 17, 1995 will be entitled to vote at the meeting and any adjournments. A list of shareholders entitled to vote at the meeting will be available during business hours for ten days prior to the meeting at the Company's offices, Honeywell Plaza, Minneapolis, Minnesota, for examination by any shareholder for any purpose germane to the meeting.

By Order of the Board of Directors

                                                                  March 13, 1995

             [SIGNATURE]

Sigurd Ueland, Jr.
SECRETARY

PROXY STATEMENT
- --------------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Honeywell for use at the Annual Meeting (the "Meeting") of Shareholders. The Proxy Statement and proxy card were first sent to shareholders on or about March 13, 1995. Please sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

    When proxies are returned properly executed, the shares represented will be voted according to shareholders' directions. A shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing a written revocation with the Secretary of the Company, by submitting a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Proxies, ballots and voting tabulations that identify the particular vote of a shareholder are kept confidential except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent inspectors of election to tabulate and certify the results of voting, or (iii) in the event of a proxy solicitation in opposition to the Board of Directors based on an opposition proxy statement filed with the Securities and Exchange Commission.

    Shareholders of record at the close of business on the record date, February 17, 1995, are entitled to one vote for each share then held on each matter to come before the Meeting. At the record date there were 127,217,807 shares of Common Stock, par value $1.50 per share, of the Company outstanding and entitled to be voted. Nominees for the Board of Directors who receive the largest number of votes cast 'For' will be elected (up to the number of directors to be elected at the Meeting). The affirmative vote of a majority of shares present in person or by proxy at the Meeting is required for approval of any other matter; and in accordance with Delaware law, abstentions will, and broker non-votes will not, be counted as being present at the Meeting for this purpose.

    The Board of Directors does not intend to bring up any matters for a vote other than those set forth in the Notice of Meeting. Discretionary voting authority regarding any other matters which may properly come before the Meeting is conferred upon those persons named in the proxy card.

    Shareholders who wish to present director nominations or bring other business before the annual meeting must fulfill the requirements set forth in the Company's by-laws. A copy of the relevant portion of the by-laws may be obtained on request to the Secretary of the Company at the address listed in the Notice of Meeting.

- --------------------------------------------------------------------------------

ELECTION OF DIRECTORS
- --------------------------------------------------------------------------------

Twelve directors of the Company are to be elected to serve until the 1996 Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently directors of the Company and were elected directors at the 1994 Annual Meeting of Shareholders. It is intended that the shares, represented by the enclosed proxy card, will be voted, unless authority to vote is withheld, for the election of the twelve nominees named on pages 3 through 8. If any of the nominees should become unavailable, which is not anticipated, those shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors.

- -------------------------------------------------------

    [PHOTO]         ALBERT J. BACIOCCO, JR.
                    -RETIRED VICE ADMIRAL
                     UNITED STATES NAVY
                    -DIRECTOR SINCE 1988
                    -MEMBER OF AUDIT AND PERSONNEL
                     COMMITTEES OF THE BOARD

- -------------------------------------------------------

Vice Admiral Baciocco, age 64, retired from the U.S. Navy in 1987 after 34 years of distinguished service, principally within the submarine force and directing the Department of the Navy research and technology development enterprise. He graduated from the U.S. Naval Academy in 1953, receiving a bachelor's degree in engineering. He subsequently completed graduate level studies in nuclear engineering as part of his training for the naval nuclear propulsion program.

    Upon retirement from the Navy, Admiral Baciocco formed The Baciocco Group, Inc., a technical and management consulting practice providing services to industry, primarily in areas of strategic planning, technology investment and application, and business planning and development.

    Admiral Baciocco is a director of Giddings and Lewis, Inc., Vectra Technologies, Inc., and Golder Federal Services, Inc. He serves with several boards and committees of government and academe. He is a member of the Army Science Board and the Naval Studies Board of the National Research Council. In addition, he is a director of Oak Ridge Associated Universities, and a member of the Board of Visitors to the Software Engineering Institute, Carnegie Mellon University.

- --------------------------------------------

      [PHOTO]         ELIZABETH E. BAILEY
                      -JOHN C. HOWER PROFESSOR
                       OF PUBLIC POLICY AND MANAGEMENT
                       THE WHARTON SCHOOL, UNIVERSITY OF
                       PENNSYLVANIA
                      -DIRECTOR SINCE 1985
                      -MEMBER OF FINANCE AND NOMINATING
                       COMMITTEES OF THE BOARD

- -------------------------------------------------------

Dr. Bailey, age 56, graduated from Radcliffe College and received an M.S. in mathematics from Stevens Institute of Technology and a Ph.D. in economics from Princeton University.

    Dr. Bailey joined Bell Laboratories in 1960, where she held various supervisory positions until 1977. From 1973 until 1977, she was also adjunct professor of economics at New York University. In 1977, she was appointed a commissioner of the Civil Aeronautics Board and was vice chairman of the Civil Aeronautics Board from 1981 to 1983. From 1983 to 1990, she served as dean of the Graduate School of Industrial Administration of Carnegie Mellon University. From 1990 to 1991, she was a visiting scholar at Yale University, on leave from Carnegie Mellon. Currently, Dr. Bailey is John C. Hower Professor of Public Policy and Management at the Wharton School.

    Dr. Bailey is a director of Philip Morris Companies Inc., CSX Corporation, National Westminster Bancorp, Inc. and the College Retirement Equities Fund. She is a past member of the board of trustees of Princeton University, and she serves on the board of the Brookings Institution and the National Bureau of Economics Research.

- --------------------------------------------

    [PHOTO]       MICHAEL R. BONSIGNORE
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   HONEYWELL INC.
                  -DIRECTOR SINCE 1990
                  -MEMBER OF EXECUTIVE
                   COMMITTEE OF THE BOARD

- -------------------------------------------------------

Mr. Bonsignore, age 53, is a graduate of the U.S. Naval Academy and received a degree in electrical engineering in 1963. He also pursued graduate work in ocean science and engineering at Texas A & M University.

    Mr. Bonsignore began his business career at Honeywell in 1969. He has held various marketing and operations management positions and was named the Company's vice president for Marine Systems in 1981. In 1983, Mr. Bonsignore was appointed president for Honeywell Europe, headquartered in Brussels, Belgium. In 1987, Mr. Bonsignore returned to Minneapolis as the Company's executive vice president, International, and was elected president of this business in May 1987. In 1990, Mr. Bonsignore was elected executive vice president and chief operating officer for International, and Home and Building Control, and a director of the Company. In April 1993, Mr. Bonsignore was elected chairman of the board and chief executive officer.

    Mr. Bonsignore is also a director of Cargill, Inc., Donaldson Company, Inc. and The St. Paul Companies, Inc. He serves as a member on various advisory boards and committees including: the U.S. - China Business Council, Investment and Services Policy Advisory Committee (INSPAC), U.S. - Russia Trade and Economic Council and the Alliance to Save Energy Board.

- --------------------------------------------

    [PHOTO]       EARNEST HUBERT CLARK, JR.
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   THE FRIENDSHIP GROUP
                  -DIRECTOR SINCE 1984
                  -MEMBER OF AUDIT (CHAIRMAN)
                   AND NOMINATING COMMITTEES OF
                   THE BOARD

- -------------------------------------------------------

Mr. Clark, age 68, graduated from the California Institute of Technology, receiving B.S. and M.S. degrees in mechanical engineering.

    In 1947, Mr. Clark joined Baker International Corporation (now known as Baker Hughes Incorporated following the merger in 1987 of Baker International and Hughes Tool Co.), a provider of products and services to the petroleum and mining industries. He became chief research engineer in 1957 and vice president and assistant general manager in 1958. Mr. Clark was elected president in 1962, chief executive officer in 1965, and chairman of the board in 1969.

    In January 1989, Mr. Clark retired from Baker Hughes Inc. and assumed the post of chairman of the board and chief executive officer of the Friendship Group, an investment partnership.

    Mr. Clark is a director of CBI Industries, Beckman Instruments, Inc., Kerr McGee Corporation, Regenesis Inc., and the American Mutual Fund, Inc. He serves as chairman of the board of the YMCA of the United States of America, and as a trustee of Harvey Mudd College, Claremont, California.

- --------------------------------------------

    [PHOTO]       WILLIAM H. DONALDSON
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   THE NEW YORK STOCK EXCHANGE,
                   INC.
                  -DIRECTOR SINCE 1982
                  -MEMBER OF NOMINATING AND
                   FINANCE COMMITTEES OF THE
                   BOARD

- -------------------------------------------------------

Mr. Donaldson, age 63, is a graduate of Yale University and received an MBA, with distinction, from the Harvard University Graduate School of Business Administration. He served as an officer in the United States Marine Corps.

    In 1959, Mr. Donaldson co-founded Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, and in 1961, Alliance Capital Management Corporation, an investment management firm, and served as chairman and chief executive officer until 1973.

    Mr. Donaldson was Undersecretary of State from 1973 to 1974. In 1975, he served as special consultant and advisor to the Vice President of the United States. During that year he became founding dean of the Yale Graduate School of Management and was named William S. Beinecke Professor of Management Studies, serving until 1980. Mr. Donaldson then founded Donaldson Enterprises Incorporated, a private investing firm, and served as its chairman and chief executive officer until year-end 1990. In 1991, Mr. Donaldson became chairman of the board and chief executive officer of the New York Stock Exchange, Inc.

    Mr. Donaldson is a director of Aetna Life & Casualty Company and Philip Morris Companies Inc. He serves as a trustee and director of a number of philanthropic and educational institutions.

- --------------------------------------------

    [PHOTO]       R. DONALD FULLERTON
                  -CHAIRMAN -- EXECUTIVE
                   COMMITTEE CIBC
                  -DIRECTOR SINCE 1992
                  -MEMBER OF AUDIT AND FINANCE
                   COMMITTEES OF THE BOARD

- -------------------------------------------------------

Mr. Fullerton, age 63, graduated from the University of Toronto in 1953 and received a B.A. degree.

    In 1953, Mr. Fullerton joined the Canadian Bank of Commerce (now CIBC), a Canadian financial services institution based in Toronto. In 1968, he was appointed deputy chief general manager.

    In 1971, Mr. Fullerton became senior vice president and in 1973, he was promoted to executive vice president and chief general manager. Mr. Fullerton was elected to CIBC's Board of Directors in 1974 and elected president and chief operating officer in 1976. In 1984, he was elected chief executive officer, and in 1985, he was named chairman.

    In June 1992, Mr. Fullerton retired as chairman and chief executive officer of CIBC, and now holds the position of chairman of its Executive Committee.

    Mr. Fullerton is a director of CIBC, Amoco Canada Petroleum Co. Ltd., IBM Canada Ltd., Westcoast Energy Inc., George Weston Ltd., Coca-Cola Beverages Ltd., Hollinger Inc., and other cultural and medical entities.

- --------------------------------------------

      [PHOTO]         JAMES J. HOWARD
                      -CHAIRMAN OF THE BOARD,
                       PRESIDENT AND CHIEF EXECUTIVE
                       OFFICER
                       NORTHERN STATES POWER COMPANY
                      -DIRECTOR SINCE 1990
                      -MEMBER OF EXECUTIVE, PERSONNEL AND
                       NOMINATING (CHAIRMAN) COMMITTEES OF
                       THE BOARD

- -------------------------------------------------------

Mr. Howard, age 59, graduated from the University of Pittsburgh, receiving a bachelor's degree in 1957. He was awarded a Sloan Fellowship to the Massachusetts Institute of Technology and received a master of science degree in 1970.

    Mr. Howard was president and chief operating officer of Ameritech, the Chicago-based parent of the Bell companies serving Illinois, Indiana, Michigan, Ohio and Wisconsin, prior to joining Northern States Power Company, an electric and gas utility company, as its president and chief executive officer in 1987. Mr. Howard has served as its chairman of the board and chief executive officer since 1988, and in 1994, was also named president.

    Mr. Howard is also a director of Walgreen Company, Ecolab Inc. and ReliaStar Financial. He also serves on the board of overseers for the Carlson School of Management, University of Minnesota, the Board of Trustees for the University of St. Thomas, in St. Paul, Minnesota, and the Board of Visitors for the University of Pittsburgh, Joseph M. Katz School of Business.

    Mr. Howard serves as the 1994-1995 chairman of the United Way of Minneapolis Area. He also serves as chairman of the Edison Electric Institute and as first vice chairman of the Nuclear Energy Institute, both located in Washington D.C.

- --------------------------------------------

    [PHOTO]       BRUCE KARATZ
                  -CHAIRMAN, PRESIDENT AND
                   CHIEF EXECUTIVE OFFICER
                   KAUFMAN AND BROAD HOME
                   CORPORATION
                  -DIRECTOR SINCE 1992
                  -MEMBER OF AUDIT AND
                   PERSONNEL COMMITTEES OF THE
                   BOARD

- -------------------------------------------------------

Mr. Karatz, age 49, is a graduate of Boston University, where he received a bachelor's degree in history. He also earned a law degree from the University of Southern California.

    In 1972, Mr. Karatz joined the predecessor of Kaufman and Broad Home Corporation, the largest home builder in the Western United States and one of the largest residential builders in Paris, France, where he held a number of corporate positions prior to being named president of Kaufman and Broad-France in 1976. After returning to the United States, in 1980, he was elected president of all housing operations. In 1986, he was elected president and chief executive officer of Kaufman and Broad Home Corporation, and in 1993, was named chairman of the board.

    Mr. Karatz also is a director of MacFrugal's Bargains Closeouts, Inc., and National Golf Properties, Inc. Among his civic and cultural activities, Mr. Karatz is a trustee of the RAND Corporation, vice chairman of the Board of Trustees of Pitzer College, co-chairman of the Mayor's Alliance for a Safer L.A., and a member of the Board of the National Park Foundation, University of Southern California Law Center Board of Councilors, and the Executive Committee of the California Business Roundtable. In 1992, he was inducted into the California Building Industry Hall of Fame.

- --------------------------------------------

    [PHOTO]       D. LARRY MOORE
                  -PRESIDENT AND
                   CHIEF OPERATING OFFICER
                   HONEYWELL INC.
                  -DIRECTOR SINCE 1990
                  -MEMBER OF EXECUTIVE
                   COMMITTEE OF THE BOARD

- -------------------------------------------------------

Mr. Moore, age 58, is a graduate of the University of Arizona, where he received a bachelor's degree in engineering in 1958 and a master's degree in business administration in 1959. Mr. Moore also earned a Ph.D. in economics from Arizona State University in 1973.

    Mr. Moore joined Sperry Corporation in 1962 where he advanced with assignments in information systems, operations and marketing. In 1978, he was named vice president of the Sperry Avionics Division, and in 1985 he was chosen to lead Sperry's commercial aviation business as vice president and general manager of Commercial Flight Systems.

    Mr. Moore joined Honeywell in December 1986, when the Sperry Aerospace Group was acquired by the Company. In June 1987, Mr. Moore was appointed vice president of Honeywell's Commercial Flight Systems Group, and in April 1989 he was elected president, Space and Aviation. In 1990, Mr. Moore was elected executive vice president and chief operating officer for Space and Aviation, and Industrial, and a director of the Company. In April 1993, Mr. Moore was elected president and chief operating officer.

    Mr. Moore is a director of Rohr Inc. and Geon Company. He is also a member of the board of the Aerospace Industries Association (AIA) and the National Association of Manufacturers (NAM).

- --------------------------------------------

    [PHOTO]       A. BARRY RAND
                  -EXECUTIVE VICE PRESIDENT
                   XEROX CORPORATION
                  -DIRECTOR SINCE 1990
                  -MEMBER OF FINANCE AND
                   PERSONNEL
                   COMMITTEES OF THE BOARD

- -------------------------------------------------------

Mr. Rand, age 50, is a graduate of the American University, receiving a bachelor's degree in marketing. He also graduated from Stanford University's graduate program, receiving master's degrees in both business administration and management sciences. In addition, Mr. Rand has received a number of honorary doctorate degrees.

    Mr. Rand joined Xerox Corporation, a document processing office equipment company, in 1968. In May 1985, he was elected a corporate officer and in 1987 he was elected president of Xerox's United States Marketing Group. In February 1992, Mr. Rand was promoted to executive vice president.

    Mr. Rand is a director of Abbott Laboratories and Ameritech Corporation. He is also a member of the board of the U.S. Chamber of Commerce, the board of overseers of the Rochester Philharmonic Orchestra and the Stanford University Graduate School of Business advisory council. In 1993, Mr. Rand was inducted into the National Sales Hall of Fame.

- --------------------------------------------

      [PHOTO]         STEVEN G. ROTHMEIER
                      -CHAIRMAN OF THE BOARD AND
                       CHIEF EXECUTIVE OFFICER
                       GREAT NORTHERN CAPITAL
                      -DIRECTOR SINCE 1985
                      -MEMBER OF EXECUTIVE, FINANCE
                       (CHAIRMAN) AND AUDIT COMMITTEES OF
                       THE BOARD

- -------------------------------------------------------

Mr. Rothmeier, age 48, is a graduate of the University of Notre Dame and received a master's degree in business administration from the University of Chicago.

    In March 1993, Mr. Rothmeier formed Great Northern Capital, a private investment and merchant banking firm, and serves as its chairman of the board and chief executive officer. Prior to March 1993, Mr. Rothmeier served as president at IAI Capital Group, a venture capital and merchant banking firm. From 1973 to November 1989, he held various senior positions at Northwest Airlines, Inc., and from 1986 to 1989, he served as chairman of the board and chief executive officer of NWA Inc. and Northwest Airlines, Inc.

    Mr. Rothmeier is a director of Precision Castparts Corp., Department 56, Inc., E.W. Blanch Holdings, Inc., and the Argonne National Laboratory/University of Chicago Development Corporation (ARCH). He also serves as chairman of the St. Agnes Foundation in St. Paul, Minnesota, and of Catholic Views Broadcast, Inc. Channel 53 Television in Minnesota.

    Mr. Rothmeier is a member of the Council on the Graduate School of Business, University of Chicago, a trustee of the University of Chicago, a member of the American Council on Germany, a director of the Center of the American Experiment, an advisor to the Metropolitan Economic Development Association, a minority business advisory group, and former vice chairman of the U.S. - China Business Council.

- --------------------------------------------

      [PHOTO]         MICHAEL W. WRIGHT
                      -CHAIRMAN OF THE BOARD, PRESIDENT
                       AND
                       CHIEF EXECUTIVE OFFICER
                       SUPERVALU INC.
                      -DIRECTOR SINCE 1987
                       MEMBER OF EXECUTIVE, FINANCE AND
                       PERSONNEL (CHAIRMAN) COMMITTEES OF
                       THE BOARD

- -------------------------------------------------------

Mr. Wright, age 56, is a graduate of the University of Minnesota, receiving a B.A. degree in 1961 and an LL.B. in 1963. He was admitted to the Minnesota Bar in 1963.

    Mr. Wright was a member of the law firm of Dorsey and Whitney from 1963 to 1977. In 1977, he joined SUPERVALU INC., a food distributor and retailer, as senior vice president of administration and as a member of the board of directors. He was elected president and chief operating officer in 1978, chief executive officer in 1981, and chairman of the board in 1982.

    Mr. Wright is also a director of Cargill, Inc., Musicland Stores Corporation, Norwest Corporation and ShopKo Stores, Inc. He is also a member of the board of directors of the Food Marketing Institute, National-American Wholesale Grocers Association and the International Center for Companies of the Food and Trade Industry (CIES).

BOARD MEETINGS -- COMMITTEES OF THE BOARD
- --------------------------------------------------------------------------------

The Board of Directors held eight regular and one special meeting during 1994. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other standing committees:
Audit, Personnel, Nominating and Finance. Membership on these four committees is limited to non-employee directors. Committees on which directors serve are listed adjacent to the pictures of directors on pages 3 through 8.

    The Audit Committee met three times in 1994. Its functions are to: recommend to the Board the independent auditors for Honeywell, establish and review the activities of the independent auditors and the internal auditors, review recommendations of the independent auditors and responses of management, review and discuss with the independent auditors and management Honeywell financial reporting, loss exposures and asset control, monitor the Honeywell program for compliance with policies on business ethics, and direct and supervise any special investigations the Committee deems necessary.

    The Personnel Committee met seven times in 1994. The functions of the Committee are to review and report to the Board on Honeywell programs for developing senior management personnel, to review and make recommendations to the Board regarding executive compensation plans and annual compensation for employee directors, and to review, approve and report to the Board concerning administration of existing executive compensation plans and compensation of certain executives.

    The Nominating Committee met four times in 1994. The functions of this Committee are to determine and recommend to the Board criteria for Board membership and the composition, compensation and retirement policy of the Board, to approve nominees for election to the Board, to evaluate performance of the Board and to evaluate the performance of the chief executive officer and other employee directors and recommend their successors.

    The Finance Committee met four times in 1994. The functions of the Committee are to review the financial structure, policies, and future plans of the Company as developed and presented by management and to make recommendations concerning them to the Board.

    The average attendance at meetings of the Board and Board Committees during 1994 was 95 percent.

    The Nominating Committee will consider qualified nominees for director recommended by shareholders. Recommendations should be sent to: Secretary of the Company, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408. Any nominations for director to be made at a shareholder meeting must be made in accordance with the requirements set forth in Honeywell's by-laws. A copy of the relevant portion of the by-laws may be obtained upon request from the Secretary of the Company at the address listed above.

DIRECTOR COMPENSATION
- --------------------------------------------------------------------------------

The fees for non-employee directors consist of an annual payment of $32,000 in cash or Honeywell Common Stock, or a combination of cash and stock as determined by each director, plus the sum of $1,200 for each Board meeting and for each Committee meeting attended ($1,800 for the Chair of the Committee). Directors may elect to defer the receipt of fees until retirement from the Board. Amounts so deferred earn interest, compounded annually, at Honeywell's corporate borrowing rate.

    Outside (non-employee) directors who have never been Honeywell employees are not eligible to participate in any of the remuneration or retirement programs for executives. Employee directors do not receive any fees or remuneration for serving on the Board or on any Board Committee.

    Non-employee directors participate in the Restricted-Stock Retirement Plan for Non-Employee Directors. Under that Plan non-employee directors receive annual awards of restricted stock having a market value equal to one-half of the fees earned by a director since the prior annual meeting. Stock issued under the Plan entitles the director to all of the rights of a shareholder, including the right to vote and receive cash dividends. However, such restricted stock is subject to certain restrictions against sale or transfer until a director has served at least five years and until (a) retirement in accordance with Board retirement policy, (b) the director's death or disability, (c) the director is not nominated for reelection to the Board (other than at the director's own request), or (d) the director is not reelected by the shareholders. If a director leaves the Board for any other reason, the director forfeits all rights in all stock awarded under the Plan (unless the Board of Directors, in its discretion, waives forfeiture as to some or all of such stock). The number of shares of stock listed on page 11 as being owned by the following directors includes the following shares awarded under the
Plan: A.J. Baciocco, Jr. -- 4,165 shares, E.E. Bailey -- 7,137 shares, E.H. Clark, Jr. -- 8,105 shares, W.H. Donaldson -- 9,689 shares, R.D. Fullerton -- 1,264 shares, J.J. Howard -- 2,618 shares, B.E. Karatz -- 1,262 shares, A.B. Rand -- 1,924 shares, S.G. Rothmeier -- 6,288 shares, and M.W. Wright -- 5,248 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
- --------------------------------------------------------------------------------

    The Capital Group Companies, Inc. ("Capital Group"), 333 South Hope Street, Los Angeles, CA 90071, notified the Company that as of December 31, 1994, it was "beneficial owner" (as defined in rules of the Securities and Exchange Commission) of 6,879,800 shares of Honeywell Common Stock, representing 5.33% of all outstanding shares, and that these shares include 1,012,200 shares and 5,867,600 shares, respectively, for which its affiliates, Capital Guardian Trust Company, a bank, and Capital Research and Management, a registered investment adviser, exercised investment discretion. Capital Group is a holding company engaged in the investment management business and has informed Honeywell that all of these shares are held on behalf of various institutional clients.
    Brinson Partners, Inc. ("Brinson Partners"), 209 South LaSalle, Chicago, Illinois 60604-1295, notified the Company that as of December 31, 1994, it was "beneficial owner" (as defined in rules of the Securities and Exchange Commission) of 9,592,400 of shares of Honeywell Common Stock, representing 7.4% of all outstanding shares, and that these shares include 2,708,200 shares "beneficially owned" by its affiliate, Brinson Trust Company. Brinson Partners is a registered investment adviser and has informed Honeywell that all of these shares are held on behalf of various clients.

SECURITY OWNERSHIP OF MANAGEMENT
- --------------------------------------------------------------------------------

The following table lists, as of March 1, 1995, the beneficial ownership of Honeywell Common Stock by each director, Named Officer (as hereinafter defined), and all directors and executive officers as a group. No individual director or nominee for director beneficially owned as much as 1% of the total outstanding shares of Common Stock, and all directors and executive officers as a group beneficially owned approximately 1% of the outstanding shares.

                                                         OPTIONS
                                                         EXERCISABLE
NAME OF                                          SHARES  WITHIN 60
BENEFICIAL OWNER                                  OWNED  DAYS
- --------------------------------------------------------------------
A. J. Baciocco, Jr...........................    6,179       --
E. E. Bailey.................................    9,389       --
M. R. Bonsignore.............................  144,421 *    229,730
E. H. Clark, Jr..............................    8,905       --
J.R. Dewane..................................   36,446 *     69,174
W. H. Donaldson..............................   10,489       --
R. D. Fullerton..............................    5,300       --
E.D. Grayson.................................   17,562 *     35,762
J. J. Howard.................................    4,898       --
E.T. Hurd....................................   35,576 *     37,987
B. E. Karatz.................................    4,717       --
D. L. Moore..................................  108,344 *    146,556
A. B. Rand...................................    2,896       --
S. G. Rothmeier..............................    7,416       --
M. W. Wright.................................    6,448       --
Directors and Executive Officers
 as a group..................................  554,353      711,751

- --------------------------------------------------------------------------------
 * Includes the following shares of restricted stock subject to compensation plans described on pages 16-17:
   M.R. Bonsignore 83,866; J.R. Dewane 12,825; E.D. Grayson 14,500; E.T. Hurd 17,200; and D.L. Moore 49,351.

- --------------------------------------------------------------------------------

EXECUTIVE COMPENSATION
- --------------------------------------------------------------------------------

    The following table shows compensation for services to Honeywell of the persons who during 1994 were the chief executive officer and the other four most highly compensated Executive Officers (hereafter, sometimes collectively referred to as the Named Officers).

SUMMARY COMPENSATION TABLE

- ---------------------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term Compensation
                                                  Annual Compensation         -----------------------------
                                           ---------------------------------
                                                                    Other                Awards
                                                                    Annual    -----------------------------    All Other
             Name and                                              Compen-     Restricted Stock    Options      Compen-
        Principal Position           Year  Salary ($)  Bonus ($)  sation ($)  Awards ($) (1)(2)    (Shares)  sation ($) (3)
- ---------------------------------------------------------------------------------------------------------------------------
M.R. Bonsignore                      1994    624,375    391,858      45,311          -0-             60,000        15,274
Chairman of the Board                1993    552,771    359,657      27,873         2,245,203       105,000        10,698
and Chief                            1992    441,972    298,022       1,552         -0-              33,524        11,317
Executive Officer
- ---------------------------------------------------------------------------------------------------------------------------
D.L. Moore                           1994    567,188    355,967      51,140         -0-              30,000        14,160
President and Chief                  1993    517,673    336,500      17,231         2,096,208(4)     80,000        13,104
Operating Officer                    1992    441,972    298,022      15,887         -0-              34,102        11,586
- ---------------------------------------------------------------------------------------------------------------------------
J.R. Dewane                          1994    263,970    145,052       5,107         -0-              17,500         6,801
President, Space                     1993    244,888    134,949       2,793           421,341        10,000        10,678
and Aviation Control (5)             1992    208,380     83,352      -0-            -0-               8,762        10,448
- ---------------------------------------------------------------------------------------------------------------------------
E.D. Grayson                         1994    288,720    155,389       4,663         -0-              12,500        12,393
Vice President                       1993    275,000    141,000       7,342           280,500         7,000         4,832
and General Counsel (6)              1992    206,205     75,000      64,203           256,813        28,762         2,195
- ---------------------------------------------------------------------------------------------------------------------------
E.T. Hurd (5)                        1994    277,740    172,338       6,877         -0-              17,500         7,172
President, Industrial                1993    260,820    121,399       5,360           439,725        11,000        10,250
Control                              1992    252,000    113,400       1,642         -0-              26,944        10,870

- --------------------------------------------------------------------------------
(1) Amounts in this column represent the fair market value on the date of grant of (i) restricted stock awards in 1992 and 1993 and (ii) performance restricted stock awards in 1992 and 1993 under the Performance Stock Program, described in the Report on Executive Compensation on pages 16-17. Awards in the Performance Stock Program involve restricted stock with restrictions that lapse in nine years or at an earlier date (usually three years from the date of grant) if specific performance goals have been achieved.
(2) As of December 31, 1994, the number and fair market value of aggregate shares of restricted stock held by the Named Officers is: M.R. Bonsignore (91,866 shares; $2,865,071); D.L. Moore (91,351 shares; $2,849,009); J.R.
      Dewane (12,825 shares; $399,980); E.D. Grayson (11,500 shares; $358,656);
      and E.T. Hurd (21,200 shares; $661,175). Dividends are paid on all restricted Common Stock at the same rate as paid on the Company's Common Stock.
(3) Compensation reported represents (a) the value of Company contributions of Honeywell stock to the Company 401(k) Plan, and (b) the value of premiums paid by the Company on split-dollar life insurance. For 1994, the dollar value of each benefit is: M.R. Bonsignore; (a) $4,235, (b) $11,039; D.L. Moore; (a) $4,236, (b) $9,924; J.R. Dewane; (a) $4,166, (b) $2,635; E.D.
      Grayson; (a) $3,729, (b) $8,664; and E.T. Hurd; (a) $4,244, (b) $2,928.
(4) Under the terms of an employment agreement, D.L. Moore initially received 30,000 shares of restricted stock, of which 5,000 shares were to vest in 1995; while included in the amount set forth in this table, all of these shares of restricted stock were forfeited by Mr. Moore on February 21, 1995 in the amendment to the employment agreement described on page 17.
(5)   J.R. Dewane and E.T. Hurd became Executive Officers of the Company in
      April, 1993.
(6)   E.D. Grayson became an Executive Officer of the Company in April, 1992.

OPTION GRANTS IN LAST FISCAL YEAR
- --------------------------------------------------------------------------------

                               Individual Grants (1)
- ------------------------------------------------------------------------------------
                                  Number of    % of Total
                                  Securities    Options                                Potential Realizable Value at Assumed
                                  Underlying   Granted to                                   Annual Rates of Stock Price
                                   Options     Employees    Exercise or                   Appreciation for Option Term (2)
                                   Granted     in Fiscal    Base Price    Expiration   --------------------------------------
Name                                 (#)          Year        ($/Sh)         Date      0% ($)      5% ($)          10% ($)
- -------------------------------   ----------   ----------   -----------   ----------   ------   -------------   -------------
M.R. Bonsignore................      60,000          6.10       33.125       7/18/04     0          1,249,928       3,167,563

D.L. Moore.....................      30,000          3.20       33.125       7/18/04     0            624,964       1,583,782

J.R. Dewane....................      17,500          1.80       33.125       7/18/04     0            364,562         923,873

E.D. Grayson...................      12,500          1.30       33.125       7/18/04     0            260,402         659,909

E.T. Hurd......................      17,500          1.80       33.125       7/18/04     0            364,562         923,873
- -----------------------------------------------------------------------------------------------------------------------------
All Shareholders (3)...........      N/A          N/A          N/A           N/A         0      2,650,218,468   6,716,173,935
All Optionees..................     978,250        100.0        33.1838                  0         20,415,192      51,736,107
Optionee Gain as % of All
 Shareholders' Gain............      N/A          N/A          N/A           N/A        N/A               .77%            .77%

- --------------------------------------------------------------------------------
(1) All stock options become exercisable one year after the grant date and the option exercise price may be paid in cash, shares or a combination.
(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange
      Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.
(3) For "All Shareholders" the gain is calculated from $33.125, the fair market value of the Company's Common Stock on July 19, 1994, when stock options were granted, and is measured over the ten-year period ending July 18, 2004, when those stock options expire.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES
- --------------------------------------------------------------------------------

                                                                        Number of
                                                                       Securities          Value of
                                                                       Underlying        Unexercised
                                                                       Unexercised       In-the-Money
                                                                       Options at         Options at
                                                                       FY-End (#)         FY-End ($)
                                           Shares         Value     -----------------  ----------------
                                         Acquired on    Realized      Exercisable/       Exercisable/
Name                                    Exercise (#)       ($)        Unexercisable     Unexercisable
- --------------------------------------  -------------  -----------  -----------------  ----------------
M.R. Bonsignore.......................        3,552       108,558     229,730/115,000    1,092,228/-0-
D.L. Moore............................       -0-           -0-        131,556/ 85,000      296,204/-0-
J.R. Dewane...........................       -0-           -0-         73,730/ 17,500      537,148/-0-
E.D. Grayson..........................       -0-           -0-         35,762/ 12,500          -0-/-0-
E.T. Hurd.............................       -0-           -0-         37,987/ 17,500       41,053/-0-
- -------------------------------------------------------------------------------------------------------

REPORT ON EXECUTIVE COMPENSATION
- --------------------------------------------------------------------------------

PERSONNEL COMMITTEE

The Personnel Committee of the Board of Directors, consisting of independent directors, is responsible for establishing compensation policies that apply to executives and managers of the Company, including the Executive Officers. The Personnel Committee has adopted a management compensation program based on the following compensation principles:

    - Honeywell provides the level of total compensation necessary to attract and retain the best executives in its industries.
    - Compensation is linked to performance and to the interests of shareholders.
    -  Compensation programs recognize both individual and team performance.
    -  Compensation balances rewards for short-term vs. long-term results.
    - Compensation programs include features that encourage executives to make a long-term career commitment to Honeywell and its shareholders.
    -  Plans include measurements based on quality and customer satisfaction.

    The Personnel Committee annually reviews total compensation for Honeywell executives, as well as each component of compensation, with decisions on compensation for employee directors subject to the approval of the Board of Directors. The review of compensation involves a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and selected peer companies, based on surveys provided by the Company's staff and by independent compensation consultants. Honeywell's primary market comparison is a group of twenty-one manufacturing companies, each with annual revenue in excess of $4 billion (hereinafter referred to as the "Compensation Peer Group"). These companies were chosen because they (i) operate in businesses similar to Honeywell's, (ii) compete for executives with experience and skills similar to those Honeywell requires, (iii) have an extended history of successful financial performance, and (iv) submit their executive compensation data to the executive compensation database maintained by the consulting firm that provides this executive compensation survey information to Honeywell. The Compensation Peer Group is not the same as the composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index used in the performance graph on page 18; however, ten of the twenty-one companies in the Compensation Peer Group are among the eighteen companies included in the composite index.

    In analyzing compensation, the Personnel Committee utilizes a compensation consulting firm to survey executive jobs at the Compensation Peer Group in order to develop a target compensation for each executive job category. Target compensation is based on the median of actual compensation as adjusted by the consultant to reflect variations in revenue among the companies in the Compensation Peer Group, i.e. positions with similar responsibilities will receive greater compensation at a company with greater revenue. Target compensation is compared to results in several standard compensation surveys to verify market position. Compensation decisions on individual executives may also be based on other, subjective factors such as individual performance, level of responsibility or unique skills of the executive.

    During 1993, the Personnel Committee retained a compensation consultant, not regularly retained by the Company, to provide the Committee with an independent evaluation of the levels of compensation paid to the Company's eight most senior positions. The consultant based its evaluation on its own experience in the field of executive compensation and on comparisons to compensation (i) at companies in its own executive compensation data bank and (ii) at a group of manufacturing companies it identified as similar in size to Honeywell, based on revenue. This evaluation confirmed that the Company's executive compensation program meets its stated objectives, appears to be professionally managed, and delivers compensation that is competitive with external peer groups.

    The compensation program for 1994 was designed to insure that compensation paid to Named Officers will qualify for deductibility under Section 162(m) of the Internal Revenue Code. The Personnel Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid the Named Officers are deductible by the Company. Also, the Company is submitting for shareholder approval a new annual incentive plan (the Honeywell Senior Management Performance Incentive Plan, described at pages 21-22) which is intended to meet the deductibility requirements of Section 162(m). The Committee notes, however, that increases in compensation granted to Mr. Bonsignore and Mr. Moore on April 20, 1993, upon their respective promotions to chief executive officer and chief operating officer (described more fully on page 17), could result in a loss of deductibility in years after 1994 under proposed regulations, issued by the Internal Revenue Service, covering Section 162(m), which was enacted into law on August 10, 1993 (i.e. the contracts were adopted before passage of the new law but after the effective date of the new law).

ANNUAL COMPENSATION

The Personnel Committee has established the Corporate Executive Compensation Plan to provide annual cash compensation consisting of base salary and short-term annual incentive (reported in the BONUS column of the Summary Compensation Table on page 12). The objective of the Corporate Executive Compensation Plan is to deliver total annual cash compensation competitive with compensation offered at other leading, high-technology companies for similar jobs while at the same time linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board of Directors. The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation is at risk.

SALARY

Annual salary is designed to compensate executives for their sustained performance. Salary ranges and target increases for each compensation grade are established under spending guidelines approved by the Personnel Committee. Spending guidelines for increases to the executive base salaries are based on a comparison of Honeywell salaries to the survey of the Compensation Peer Group, anticipated salary increases at other companies for the upcoming year and Honeywell operating budget requirements. Salary increases are also affected by the subjective review of an executive's performance through annual review by the executive's superior. Yearly salary increases for Executive Officers are reviewed and approved in advance by the Personnel Committee. For 1994, the Personnel Committee authorized average salary increases for the Executive Officers of 4.8 percent at an average frequency of 14.2 months from the date of the last increase. The salaries paid to Executive Officers in 1994 were projected to be at the median of the Compensation Peer Group. The salary provided to Mr. Moore has been established as a minimum salary during the term of his employment agreement, which is described on page 17 under the heading "Employment Agreements."

ANNUAL INCENTIVE

Under the Corporate Executive Compensation Plan each executive grade level is assigned a fixed percentage of annual salary as the target, on-plan annual incentive opportunity. The percentage is established by the Personnel Committee based on survey information on short-term incentive opportunity available for similar positions at the Compensation Peer Group, and for 1994 annual incentive was targeted at the median of the Compensation Peer Group. For the Executive Officers, this ranges from 40 percent of annual salary to 60 percent of annual salary in the case of the chief executive officer.

    The formula for payment of annual incentive relating to Company performance during 1994 was based on the Company's operating results (adjusted for special items) with half of the on-plan incentive to be paid if the Company achieved the NET INCOME objective established in the 1994 operating plan approved by the Board of Directors and half to be paid if the Company achieved the RETURN-ON-INVESTMENT objective in the 1994 operating plan. Participants in the Plan receive no payment on each half portion of their on-plan annual incentive until a threshold of 80 percent of the performance objective is achieved, with payments increasing, as results improve, to 100 percent of target incentive at the on-plan performance objective and a maximum of two-times the target incentive if 120 percent of the performance objective is achieved. For participants other than Mr. Bonsignore and Mr. Moore, the target, on-plan annual incentive could be increased or decreased by 10 percent for each of two supplemental objectives relating to how well a participant's business unit performed on (i) customer satisfaction and (ii) a specific performance objective established for that unit. In no event can the amount paid as annual incentive to an individual exceed two times the target incentive opportunity (percent of annual salary) established by the Committee at the beginning of 1994.

    The Company achieved the 1994 objectives in NET INCOME and RETURN-ON-INVESTMENT, and with the adjustments for the two supplemental objectives, the resulting annual incentive approved by the Committee for Executive Officers averaged 114.3 percent of the target incentive opportunity. The 1994 annual incentive for the five Named Officers is set forth in the BONUS column of the Summary Compensation Table. The 1994 incentive compensation paid to Executive Officers was not impacted by the Company's by-law limitation, as more fully described on page 19, as the total amount awarded in 1994 did not exceed the available amount as prescribed under the by-law.

STOCK OWNERSHIP

Ownership of Honeywell stock is expected of Honeywell executives. The Personnel Committee believes that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to that of the Company owners and results in management for the benefit of those owners.

    In 1990, the Personnel Committee established ownership guidelines to promote this alignment of management and shareholder interests. Senior executives are expected to accumulate and hold Honeywell stock having a value at least equal to a set percentage of their annual salary level; executives in higher grade levels are expected to own a larger multiple of their salary in stock. The Executive Officers have the following ownership goals: chief executive officer and chief operating officer -- three times the mid-point of grade salary range; business presidents and chief financial officer -- two times the mid-point of grade salary range; and other Executive Officers -- one and one-half times the mid-point of grade salary range. To meet ownership guidelines executives may exercise stock options, retain unrestricted shares paid out in incentive programs or make open market purchases; however, shares received as restricted stock or through the Company's match of stock in the 401(k) Plan will not be counted.

LONG TERM INCENTIVE -- STOCK OPTIONS

Stock options provide compensation that closely links the interests of management and shareholders. Stock options have been granted periodically at the fair market value of Honeywell Common Stock on the date of the grant, exercisable one year from the date of the grant. Based on annual market surveys of long-term incentive, the Personnel Committee approves a target number of shares for each executive grade level. Management makes recommendations to the Committee as to how many, if any, shares will be granted to each executive based on the subjective application of one or more of the following criteria:

    - executive's ability to impact financial performance in terms of profitability and revenue,

    -  executive's past performance,

    -  expectations of executive's future contributions.

    All individual stock option grants are reviewed and approved by the Personnel Committee. In approving stock options granted in 1994, the Committee did not take into consideration the amount of stock options and restricted stock already held by an executive.

LONG TERM INCENTIVE -- PERFORMANCE STOCK PROGRAM

The Performance Stock Program (hereinafter the "Program"), established pursuant to the 1988 Honeywell Stock and Incentive Plan, was designed to motivate senior executives whose work most affects Company earnings and tie their compensation directly to Honeywell's long-term financial objectives. For the current award period of this Program, the Personnel Committee selected eligible executives early in 1993 and determined the number of shares of restricted stock to be issued to each participant. The shares were restricted until the earlier to occur of: (i) the achievement of performance goals within a specified measurement period, usually three years, or (ii) nine years.

    For the three-year period, 1993 to 1995, the Personnel Committee established the following performance objectives for the Program: one-third of the shares granted were tied to the Company's achieving the CUMULATIVE PRE-TAX PROFIT objective for 1993-1995 that had been established in the 1993 long-range plan approved by the Board of Directors. If the objective is reached or exceeded at the end of 1995, the restrictions on this one-third of the shares will be released. If 90 percent of the objective is reached, restrictions will be waived on one-half of this one-third portion, and if results fall within 90 and 100 percent of the objective, this portion of the award will be pro-rated.

    For a second objective, the Personnel Committee tied one-third of the shares granted to Honeywell's TOTAL SHAREHOLDER RETURN (stock appreciation plus dividends) compared to the performance of a group of selected peer companies. If Honeywell ranks in the top quartile, restrictions will be waived on this one-third portion of shares;

if Honeywell ranked in the second quartile, restrictions will be waived on one-half of this portion. Performance of this objective will be measured at the end of 1995 against results for 1993-1995; and, alternatively, performance will be measured each year within the three-year period with any resulting award applied to one-third of the shares allocated to this objective.

    For a third objective, one-third of the shares granted were tied to the Company's achieving the REVENUE objective for 1995 that had been established in the 1993 long-range plan approved by the Board of Directors. If the objective is reached or exceeded by the end of 1995, the restrictions on this one-third of the shares will be released. If 90 percent of the objective is reached, restrictions will be waived on one-half of this one-third portion, and if results fall within 90 and 100 percent of the objective, this portion of the award will be pro-rated.

    The shares of restricted stock awarded in 1992 and 1993 under this Program to the five Named Officers are included in the RESTRICTED STOCK AWARDS column of the Summary Compensation Table.

    Long term incentive, including stock options and the Performance Stock Program, awarded to Executive Officers in 1994 is at the median of the Compensation Peer Group.

RESTRICTED STOCK

The Personnel Committee has occasionally granted restricted stock with a fixed restriction period, usually five years, to insure retention of key executives or as part of the compensation provided to a new executive hired from outside the Company. During 1994, two Executive Officers who were not Named Officers, received a total of 9,000 shares of restricted stock as a result of promotions.

EMPLOYMENT AGREEMENTS

At the time Mr. Moore became president and chief operating officer, in April 1993, he entered into an employment agreement with the Company, which was subsequently amended in February 1995. Under the agreement, as amended, Mr. Moore received stock options for 55,000 shares, priced at fair market value on the date of grant, with options vesting under the following schedule: options for 18,000 shares on March 1, 1996, options for 18,000 shares on March 1, 1997, and options for 19,000 shares on March 1, 1998. The agreement also provides that upon his retirement from the Company, Mr. Moore will receive sixty monthly payments of $34,026, in addition to his normal retirement benefit, which, regardless of when he retires, is guaranteed to be not less than the retirement benefit he would have received if he retired at age 60.

    At the time of Mr. Hurd's reassignment as senior vice president, in January 1995, he entered into an employment agreement with the Company, guaranteeing salary and regular annual incentive through January 1996 and providing Mr. Hurd, when he retires, a severance payment equivalent to one year's base pay plus on-plan annual incentive.

CHIEF EXECUTIVE OFFICER

Michael R. Bonsignore became chairman of the board and chief executive officer at the 1993 Annual Meeting of Shareholders. The non-employee directors on the Board of Directors meet annually, in private, to review the chief executive officer's performance, and the conclusions of these directors are used by the Personnel Committee in setting salary and other compensation for the coming year. In 1994, Mr. Bonsignore received a 7.5 percent salary increase 13 months after his previous increase. Participation in annual incentive and the Performance Stock Program by Mr. Bonsignore is governed by the same performance measurement factors that apply to other Executive Officers. (See the explanations of ANNUAL INCENTIVE, pages 15-16, and LONG TERM INCENTIVE -- STOCK OPTIONS, page 16.) Mr. Bonsignore's total annual compensation, including salary and annual incentive, is below the median for his position in the Peer Compensation Group. In July 1994, Mr. Bonsignore received his regular, periodic stock option grant for 60,000 shares, which was at the median for his position. At the time he became chief executive officer in 1993, Mr. Bonsignore received a special long-term award consisting of 30,000 shares of restricted stock and a stock option, priced at current fair market value, for 55,000 shares, both vesting in April 1998.

SUBMITTED BY THE PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS:

A.J. Baciocco, Jr.
J.J. Howard
B.E. Karatz
A.B. Rand
M.W. Wright, Chair

PERFORMANCE GRAPH
- --------------------------------------------------------------------------------

The graph below compares the cumulative total stockholder return on Honeywell's Common Stock for the last five fiscal years with the cumulative total return of
(1) the S&P 500 Index and (2) a composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index. The composite index is weighted two-thirds Electrical Equipment and one-third Aerospace and Defense to reflect the approximate division in the Company's revenue between (i) its Home and Building Control and Industrial businesses and (ii) its Space and Aviation business. The graph assumes the investment of $100 in Honeywell's Common Stock, the S&P 500 Index and the Composite Industry Index at the market close on December 31, 1989 and the reinvestment of all dividends, including the Company's spin-off of Alliant Techsystems Inc. on October 9, 1990, which is treated as a reinvested special dividend.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           HONEYWELL    S&P 500     S&P EE + S&P AERO
Dec-89            100        100                    100
Dec-90            110         98                     99
Dec-91            165        127                    121
Dec-92            173        137                    138
Dec-93            182        151                    171
Dec-94            173        152                    174

BY-LAW LIMITATION ON INCENTIVE COMPENSATION PAYMENTS
- --------------------------------------------------------------------------------

Article XII of the by-laws, adopted by the stockholders in 1954, limits the total amount of incentive compensation which may be paid to "officers, heads of departments and other executives and key employees of the Corporation and its subsidiaries whose work most affects the Corporation's earnings." Incentive compensation set aside for any year for that group may not exceed three percent of the Company's consolidated income for that year (excluding the whole or any part of any item of unusual or nonrecurring income or loss as determined by the Personnel Committee of the Board) before federal or state taxes on income and before provision for incentive payments, provided that no payments may be made for any year in which a dividend of less than $.0625 per share of Common Stock

(as presently constituted) is paid. The Personnel Committee has identified the 69 senior executives whose work most affects Company earnings. Incentive compensation awarded under the Corporate Executive Compensation Plan described on pages 15-16 in the Report on Executive Compensation and the incentive portion of awards accrued under the Performance Stock Program described on pages 16-17, are subject to this by-law limitation. The total amount available under Article XII of the by-laws for 1994 incentive compensation to the 69 executives who were eligible in 1994 is $11,412,065 and the total incentive compensation awarded or accrued under all incentive arrangements for these 69 executives of the Company and its subsidiaries in 1994 is $10,698,033.

PENSION PLAN TABLE
- ------------------------------------------------------------------------------------------
              REMUNERATION
  (Average of Salaries Plus Incentive
        Payments During Highest                           YEARS OF SERVICE
  60 Consecutive Months of 120 Months     ------------------------------------------------
          Prior to Retirement)               15        20        25        30        35
- ------------------------------------------------------------------------------------------
                $100,000                  $ 21,928  $ 29,264  $ 36,580  $ 43,896  $ 46,396
                                          ------------------------------------------------
                 300,000                    69,948    93,264   116,580   139,896   147,396
                                          ------------------------------------------------
                 500,000                   117,948   157,264   196,580   235,896   248,396
                                          ------------------------------------------------
                 700,000                   165,948   221,264   276,580   331,896   349,396
                                          ------------------------------------------------
                 900,000                   213,948   285,264   356,580   427,896   450,396
                                          ------------------------------------------------
                1,100,000                  261,948   349,264   436,580   523,896   551,396
                                          ------------------------------------------------
                1,300,000                  309,948   413,264   516,580   619,896   652,396
- ------------------------------------------------------------------------------------------

Honeywell and its subsidiaries maintain a variety of pension and retirement plans for their employees. The table above illustrates the annual benefits payable by the Company in specified remuneration and years-of-service classifications at normal retirement under the Retirement Benefit Plan. Remuneration utilized for pension formula purposes includes salary and annual bonus reported as set forth in the Table on page 12. (Directors who have not been employees of the Company do not receive benefits under this Plan.) This Plan was amended, effective July 1, 1989, to comply with the Tax Reform Act of 1986. The Plan is a defined benefit plan. Contributions by Honeywell, when required by the Plan, are determined on an actuarial basis and are not made primarily for the benefit of any individual. The credited years of service for the Named Officers in the Table on page 12 are: M.R. Bonsignore -- 24 years; D.L. Moore -- 32 years; J.R. Dewane -- 34 years; E.D. Grayson -- 2 years; and E.T. Hurd -- 32 years. A portion of the benefits shown in the table may be paid pursuant to the Company's supplementary retirement plans, rather than from plan trusts, due to limitations imposed by the Internal Revenue Code, which restricts the amount of benefits payable under tax-qualified plans.

CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS
- --------------------------------------------------------------------------------

The Company maintains several executive benefit plans and agreements which provide for enhanced employee benefits upon "a change in control" of the Company. The Corporate Executive Compensation Plan, 1993 Honeywell Stock and Incentive Plan, and 1988 Honeywell Stock and Incentive Plan have change in control provisions. Under these Plans, a change of control will generally be deemed to have occurred upon (i) a third party's acquisition of thirty percent or more of the

Company's stock, (ii) a change in the majority of the members of the Company's Board of Directors, (iii) a merger, consolidation or liquidation of the Company, or (iv) a sale of all or substantially all of the assets of the Company. The term "change in control" is defined identically in each of the Plans.
    Upon a change in control (i) participants in the Honeywell Corporate Executive Compensation Plan will be paid a pro rata bonus for the year in which the change in control occurs based upon an assumption of target performance and
(ii) deferred amounts and earnings thereon will be paid out in full.
    The 1993 Honeywell Stock and Incentive Plan and the 1988 Honeywell Stock and Incentive Plan generally provide for the award of options, restricted stock and stock-based awards. Upon a change in control, all options become immediately exercisable and all restricted shares become immediately vested. Additionally, all performance-based awards are paid out, assuming attainment of Company performance goals, based on the highest per share amount paid by a third party in connection with a change in control, prorated to the date of change in control.
    The Company's Retirement Benefit Plan (the "Retirement Plan") provides retirement benefits as described herein. In the event of (i) the Retirement Plan's termination, (ii) the Retirement Plan's merger or consolidation with another plan or (iii) the transfer of assets from the Retirement Plan to another plan, within the three-year period following a change in control, all assets in excess of those needed to satisfy the Retirement Plan's obligations to its participants and beneficiaries will first be applied to Company payments for pre-65 post-retiree medical benefits to the maximum extent permitted by law, with any remaining assets applied to provide increased retirement benefits on a proportional basis to active participants, retired participants and some vested terminated participants.
    The supplementary retirement plans generally provide for the payment of retirement benefits in excess of those provided by the Company's qualified retirement plans. Upon a change in control, participants' accrued benefits under any of the plans become fully vested and are paid out in a lump sum following termination of employment after the change in control.
    The Company has established a grantor trust under Sections 671 through 677 of the Internal Revenue Code in connection with the Honeywell Corporate Executive Compensation Plan, the Honeywell Supplementary Retirement Plan and various Supplementary Executive Retirement Plans. The trust agreement requires the Company to transfer amounts to the trust that are intended to pay all or a portion of its obligations under the plans set forth above. Under the trust, the trustee will pay participants in the supplementary retirement plans or their beneficiaries, subject to claims of the Company's creditors, the amounts to which they are entitled under the terms of those plans unless the Company elects to pay the benefits directly. If the funds in the grantor trust are insufficient to pay amounts due supplementary retirement plan participants or their beneficiaries, the deficiency will be paid by the Company.

    The Company has entered into executive termination agreements (the "Agreements") with 24 of its executives, including each of the Named Officers. The Agreements will be automatically extended each January 1 unless the Company gives notice to an executive by October 1 of the preceding year that it does not wish to extend the term of the executive's Agreement. If a change in control occurs at any time during the term of an Agreement, the term is automatically extended for a period of thirty-six months, but not beyond the end of the month in which the executive would reach age 65. If subsequent to a change in control an executive's employment is terminated during the term of the executive's Agreement by the Company for reasons other than cause (as defined in the Agreement) or by the executive as a result of certain changes in the executive's duties, compensation, benefits or location, the executive will receive a lump sum payment equal to up to three-times (in some cases, two-times) the executive's annual salary and on-plan incentive bonus or the average of the executive's annual bonuses during the three-year period preceding a change in control, whichever is higher. The Company will also provide the executive with medical, life insurance and disability coverage for a period of up to three years (in some cases, two years). In the event that any payments made to an executive in connection with a change in control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make additions to such executive's payments as necessary to restore the executive to the same after-tax position he or she would have had if the excise tax had not been imposed.

- --------------------------------------------------------------------------------

APPROVAL OF AUDITORS
- --------------------------------------------------------------------------------

It is intended that the shares represented by the enclosed proxy will be voted (unless the proxy indicates to the contrary) to approve the selection of Deloitte & Touche, independent public accountants, to examine the financial statements to be included in the 1995 Annual Report to Shareholders.

    A partner of Deloitte & Touche will be present at the Meeting, will be given the opportunity to make a statement, and will also respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE AS THE INDEPENDENT PUBLIC ACCOUNTANTS.

- --------------------------------------------------------------------------------

PROPOSED HONEYWELL SENIOR MANAGEMENT
PERFORMANCE INCENTIVE PLAN
- --------------------------------------------------------------------------------

The Board of Directors has adopted, subject to shareholder approval, the Honeywell Senior Management Performance Incentive Plan (the "1995 Plan"). As discussed above in the Report on Executive Compensation, on pages 15-16, annual incentive tied to Company performance is a basic element of annual compensation paid to senior executives, including the Named Officers. The 1995 Plan has been designed to qualify annual incentive paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code") and thus assure that the Company may claim federal income tax deductions for annual incentive payments under the 1995 Plan.

    The 1995 Plan will be administered by the Personnel Committee of the Board or any other committee consisting of two or more directors qualified under
Section 162(m) and designated by the Board to administer the 1995 Plan (the "Committee").

    The 1995 Plan provides that participants may receive payment of annual incentives from an annual Incentive Compensation Pool to which there shall be allocated an amount equal to 1% of income from continuing operations before income taxes for the Company and its subsidiaries (excluding extraordinary items, discontinued operations and the effects of accounting changes during the year). The Committee may designate up to seven officers, executives or other key employees for participation in the 1995 Plan, including the chief executive officer and the president of the Company. The maximum annual payment for the chief executive officer is limited to 35% of the Incentive Compensation Pool, the maximum annual payment for the president is limited to 25% of the Incentive Compensation Pool, and the maximum annual payment for any other participant in a given year is limited to 8% of the Incentive Compensation Pool.

    A participant's calculated award under the above formula may be reduced or eliminated, but not increased, at the discretion of the Committee. In determining whether the award of any participant will be reduced, the Committee may consider the participant's achievement of individual performance goals established by the Committee or the Company's achievement of performance goals established by the Committee based on business criteria such as cash flow, debt-to-equity ratio, earnings per share, economic value added, net income, operating ratio, return on assets, return on equity, return on investment, revenue, stockholder return and working capital. Any amount not paid as the result of the reduction of a participant's calculated award may not be paid to other participants and does not carry over to future years.

    Awards are payable in cash or Common Stock as determined by the Committee. If paid in shares of Honeywell Common Stock, the shares will be granted and issued under the 1993 Honeywell Stock and Incentive Plan, which was approved by the Company's shareholders in 1993, or a similar successor plan approved by shareholders. Participants in the 1995 Plan may elect to have the payment of part or all of their cash awards deferred until retirement with deferred amounts accruing interest based upon the Company's borrowing rate. All awards in cash or Common Stock will constitute ordinary taxable income for a participant in the year in which it is paid.

    The 1995 Plan may be amended or terminated at any time by action of the Committee that is approved by the Board of Directors, except that shareholder approval of any amendment will be required to the extent necessary to comply with Section 162(m) of the Code or Rule 16b-3 under the Securities Exchange Act of 1934.

    For 1995, the Personnel Committee has selected Mr. Bonsignore and Mr. Moore as the only participants in the plan for that year. While the size of the annual Incentive Compensation Pool for the future can not be predicted, the Personnel Committee has determined that if the 1995 Plan had been in effect for 1994, the Committee would have named Mr. Bonsignore and Mr. Moore as participants and would have awarded to them under the 1995 Plan the annual incentive amounts set forth opposite their names in the Bonus column of the Summary Compensation Table on page 12.

    The favorable vote of a majority of shares present in person or by proxy at the Meeting is required for approval of the 1995 Plan; abstentions will, and broker non-votes will not, be counted as being present at the Meeting for this purpose. In the event the 1995 Plan does not receive the favorable majority vote, the Personnel Committee will consider other appropriate methods to achieve deductibility of annual incentives for senior executives.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE HONEYWELL SENIOR MANAGEMENT PERFORMANCE INCENTIVE PLAN.

- --------------------------------------------------------------------------------

OTHER INFORMATION
FURNISHED PURSUANT TO REGULATIONS OF THE
SECURITIES AND EXCHANGE COMMISSION
- --------------------------------------------------------------------------------

Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Honeywell officers and employees without additional compensation. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for the 1995 Annual Meeting of Shareholders at a fee of approximately $18,000 plus associated costs and expenses.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Company's Common Stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. During 1994, the Company filed a report one month late on behalf of Mr. J.P. Rosso, a former executive officer.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 1996 Annual Meeting must be received by the Secretary of the Company, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408 no later than November 14, 1995.

By Order of the Board of Directors
Sigurd Ueland, Jr.
Secretary

                                                            Dated March 13, 1995

SEE ENCLOSED PROXY -- PLEASE SIGN AND MAIL PROMPTLY.

                                                                       [LOGO]
- --------------------------------------------------------------------------------

                                                  HELPING YOU CONTROL YOUR WORLD
Honeywell Inc.
Honeywell Plaza
Minneapolis, Minnesota 55408

RECYCLED PAPER WITH A MINIMUM
OF 10% POST CONSUMER WASTE
   [LOGO]
PRINTED IN U.S.A.

                           HONEYWELL SENIOR MANAGEMENT
                           PERFORMANCE INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of the Honeywell Senior Management Performance Incentive Plan (the "Plan") is to encourage the senior management of Honeywell Inc. and its affiliated companies to achieve and exceed planned financial goals so as to increase shareholder value, by providing for performance-based, annual incentive compensation for such persons.


SECTION 2. DEFINITIONS

     Capitalized terms used in the Plan shall have the meanings set forth in this Section 2.

"AWARD" means, any incentive award in the form of cash or stock which is paid to a Participant pursuant to Section 6 herein.

"BASE PLAN" means, the Honeywell Retirement Benefit Plan, as amended or restated from time to time.

"BENEFICIARY(IES)" means, any person(s) designated by a Participant to receive benefits under the Plan after the Participant's death or Permanent and Total Disability.

"BOARD OF DIRECTORS" means, the Board of Directors of Honeywell Inc.

"CHANGE IN CONTROL" means, the occurrence of any event described in Section 8 herein.

"CODE" means, the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

"COMMITTEE" means, the Personnel Committee of the Board of Directors or any other committee or subcommittee consisting of two or more members of the Board of Directors designated or established by the Board of Directors to administer the Plan, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time, and an "outside director" within the meaning of
Section 162(m) of the Code.

"COMMON STOCK" means, the common stock of the Company having a par value of $1.50 per share.

"COMPANY" means, Honeywell Inc., a Delaware corporation, and any domestic or foreign subsidiary of Honeywell Inc. in which it owns a majority of the voting stock.

"DEFERRED AWARD ACCOUNT" means, the unfunded account maintained by the Company for a Participant who elects to defer payment of a cash Award pursuant to
Section 7 herein.

"EXCHANGE ACT" means, the Securities Exchange Act of 1934, as amended.

"FINANCIAL HARDSHIP" means, any of the events described in Paragraph 7.3(d) herein.

"INCENTIVE COMPENSATION POOL" means, with respect to any Performance Period, the amount established pursuant to Section 5 herein for the payment of Awards to Participants.

"PARTICIPANT" means, any officer, executive or key employee of the Company designated by the Committee in writing to participate in the Plan in accordance with the provisions of Paragraph 4.1 herein.

"PERFORMANCE PERIOD" means, the period which coincides with the fiscal year of the Company.

"PERMANENT AND TOTAL DISABILITY" means, the disability of a Participant whereby such Participant is wholly disabled by bodily injury or disease and will be permanently, continuously and wholly prevented thereby for life from engaging in such person's customary occupation or employment for wage or profit, as determined by the Committee.


SECTION 3. ADMINISTRATION

     The Plan shall be administered by the Committee, which shall interpret the Plan and prescribe, amend and rescind rules relating thereto, designate Participants, calculate the amount, if any, of the Incentive Compensation Pool and Awards, and take all other actions specified herein or necessary for the administration of the Plan. Notwithstanding, all of the terms and conditions of the Plan shall be interpreted in such a manner as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Any decision of the Committee with respect to the interpretation, construction, administration and application of the Plan shall be conclusive and binding.


SECTION 4. PARTICIPANTS

     4.1 SELECTION. Prior to March 31 of each Performance Period the Committee shall designate up to seven (7) officers, executives or other key employees of the Company for participation in the Plan, including the Chief Executive Officer and the President of the Company, if any (or in lieu thereof, the Chief Operating Officer, if any).

     4.2  TERMINATION.

     (a) If during a Performance Period, a Participant's employment with the Company terminates for any reason whatsoever, or if, due to a reassignment of duties, the Committee determines that a Participant no longer has the potential to be a "covered employee" within the meaning of Section 162(m) of the Code, the Participant shall automatically cease to be a participant in the Plan as of the date of such termination or reassignment, but nonetheless may be eligible to participate in and receive awards under any of the Company's other incentive compensation plans in accordance with the terms of such plans and subject to the discretion of the committee which administers same.

     (b) If a Participant's employment with the Company is terminated before an Award has been made for a Performance Period, because of malfeasance (which shall include, among other reasons, neglect of duties, divulgence of Company secrets, or breach of Company policy), the Participant shall forfeit any and all rights to an Award under the Plan for that Performance Period, unless a specific contrary decision is made by the Committee.

     4.3 SUBSTITUTION. If a Participant ceases to be a participant in the Plan, or if such person's status as an officer or executive within the Company changes as a result of a reassignment of duties, any person who succeeds the Participant in the same, or a comparable position within the Company, may be designated by the Committee as a Participant in the Plan for the duration of the applicable Performance Period, effective as of the date such person assumes the position.


SECTION 5. INCENTIVE COMPENSATION POOL

     An Incentive Compensation Pool shall be established for each Performance Period during the term of the Plan and an amount equal to one percent (1%) of the INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES of the Company shall be allocated thereto for the payment of Awards under the Plan. Following the end of each Performance Period, the Committee shall cause the amount of the Incentive Compensation Pool to be calculated in accordance with generally accepted accounting principles in effect from time to time and as applied by the Company in the preparation of its financial statements. For purposes of calculating the amount of the Incentive Compensation Pool for any Performance Period, changes in generally accepted accounting principles which occur during such Performance Period shall not be taken into account, and extraordinary items and discontinued operations, as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied and reported by the Company in the preparation of its financial statements, shall also not be taken into account.


SECTION 6. AWARDS

     Each Participant shall be eligible to receive an Award under the Plan calculated as a percentage of the Incentive Compensation Pool.

     6.1. MAXIMUM PERCENTAGE. The maximum percentage a Participant may receive with respect to any Performance Period is set forth below and is subject to reduction (but not increase) by the Committee as set forth in Paragraphs 6.4 and
6.5 herein.

     (a) The Chief Executive Officer of the Company shall be eligible to receive a maximum Award for each Performance Period equivalent to thirty-five percent (35%) of the amount of the Incentive Compensation Pool for that Performance Period;

     (b) The President of the Company, if any (or in lieu thereof, the Chief Operating Officer of the Company, if any), shall be eligible to receive a maximum Award for each Performance Period equivalent to twenty-five percent (25%) of the amount of the Incentive Compensation Pool for that Performance Period; and

     (c) Each other Participant in the Plan shall be eligible to receive a maximum Award for each Performance Period equivalent to eight percent (8%) of the amount of the Incentive Compensation Pool for that Performance Period.

     6.2 CERTIFICATION. At the conclusion of each Performance Period and prior to the payment of any Award under the Plan, the Committee shall certify in the Committee's meeting minutes the calculation of the Incentive Compensation Pool for such Performance Period and the amount of the Award to each Participant. Awards generally shall be reviewed and approved by the Committee during the first Committee meeting held after the end of the Performance Period.

     6.3 REDUCTION. A Participant's calculated Award may be reduced or eliminated at the discretion of the Committee based upon the Participant's achievement of individual performance goals established by the Committee, or the Company's achievement of performance goals established by the Committee based on certain business criteria such as cash flow, debt to equity ratio, earnings per share, economic value added, net income, operating ratio, return on assets, return on equity, return on investment, revenue, stockholder return and working capital. In the event the Committee reduces or eliminates an Award otherwise payable to a Participant, the amount of such reduction shall not be paid to other Participants. The Committee is not permitted to increase the size of an Award to any Participant beyond the maximum percentage amount set forth in Paragraph 6.1 herein for such Participant for any reason whatsoever.

     6.4 FORM OF AWARD. Once an Award has been certified and approved by the Committee, such Award may be paid in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock, as the Committee may in its sole discretion from time to time determine. Shares of Common Stock may be issued or transferred as payment of an Award subject to such restrictions, if any, as the Committee may impose. Any Award or portion thereof which is to be paid in shares of Common Stock, shall constitute an "Other Stock Based Award" under the 1993 Honeywell Stock and Incentive Plan, or a similar award under any successor plan thereto, and the number of shares of Common Stock to be issued in payment for the Award shall be allocated from the number of shares of Common Stock reserved for issuance under that plan or its successor.

     For purposes of determining the number of shares of Common Stock issuable in payment (or partial payment of an Award), the value of a share of Common Stock shall be equal to the average of the highest and lowest price of a share of Common Stock as reported on the consolidated tape for New York Stock Exchange listed securities (or other principal reporting system, as determined by the Committee) on the date the Award is approved by the Committee as set forth in Paragraph 6.2 herein.

     6.5 BY-LAW LIMITATION. The aggregate value of Awards for any Performance Period shall not exceed the amount which, when added to the value of any performance-related award or incentive compensation accrued for such Performance Period under the Honeywell Corporate Executive Compensation Plan and the 1993 Honeywell Stock and Incentive Plan for those executives of the Company subject to the limit on incentive compensation set forth in Article XI of the By-Laws of Honeywell Inc., would equal the limit on incentive compensation for such Performance Period under that Article of the By-Laws, as in effect at the end of such Performance Period. Individual Awards to Participants under the Plan shall be reduced pro rate to the extent necessary to comply with this limitation after any awards under the 1993 Honeywell Stock and Incentive Plan to such Participants have first been reduced.


SECTION 7. DEFERRED PAYMENT OF AWARDS

     7.1 ELECTION AMOUNT. Not later than the last day of the year prior to a Performance period, each Participant shall be provided the opportunity to make an irrevocable election to defer the payment of a specified dollar amount, any excess over a specified dollar amount, or a designated percentage of a cash Award for that respective Performance Period until March 15 of the calendar year following the Participant's retirement. The minimum amount of a cash Award which may be deferred with respect to a calendar year is $1,000.

     7.2 CREDITS TO DEFERRED AWARD ACCOUNT. In the event that the Participant elects to defer payment of a cash Award, a credit in the amount of such deferred payment shall be made to the

Participant's Deferred Award Account no later than February 28 of the calendar year following the Performance Period during which the cash Award was earned. During the term of the Plan, interest shall be credited to the Participant's Deferred Award Account (a) annually as of February 15, (b) as of the last day of the month preceding a Change in Control of the Company, and (c) at the time of distribution of the entire balance of or annual installment from such account for the year or portion thereof then ended, based on the average daily balance of the account for such year or portion thereof, at the average effective interest rate on the composite of long-term and short-term borrowings of Honeywell Inc. and designated finance company subsidiaries for the five (5) years ending with the calendar year prior to the calendar year in which interest is being credited, as such rate may be determined for purposes of the financial statements prepared for the Company.

     7.3 PAYMENT OF DEFERRED AWARDS. The Company shall pay all or a portion of a Participant's Deferred Award Account to a Participant, or, in the event of the Participant's death or incapacity, to a Beneficiary or Beneficiaries upon the earliest to occur of the following events, and in the manner, set forth below:

     (a) In the event a Participant's employment with the Company terminates as a result of early or normal retirement pursuant to the Base Plan, then on or about March 15 of the year following the year in which such event occurs, the Company shall pay the entire amount of the Participant's Deferred Award Account to the Participant in a lump sum or, if elected by the Participant at least twelve (12) months prior to retirement, an annual installment therefrom. In the case of installments, each installment shall be in an equal amount to be paid annually on or about March 15 over a period chosen by the Participant not to exceed ten (10) years.

     (b) In the event of a Participant's death, Permanent and Total Disability, or if a Participant's employment with the Company terminates for any reason other than early or normal retirement pursuant to the Base Plan or a Change of Control, then, within sixty (60) days following the occurrence of such event, the Company shall pay to the Participant or a Beneficiary(ies), if applicable, the entire amount of the Participant's Deferred Award Account in a lump sum.

     (c) In the event of the occurrence of a Change in Control of the Company, the amount of a Participant's Deferred Award Account shall be distributed to the Participant on the fifth business day after such Change of Control, as a lump sum cash payment.

     (d) In the event that a Participant incurs a financial hardship, such person may apply to the Committee to receive an amount from the Participant's Deferred Award Account sufficient to satisfy the emergency need. If the application is approved by the Committee, it will direct the Company to pay an amount necessary to meet the emergency need. The term "financial hardship" shall include any event resulting from an illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, the layoff of the Participant or other circumstances arising as a result of events beyond the control of the Participant. An event shall not constitute a "financial hardship" to the extent that such hardship may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent that the liquidation of such assets would not itself cause a financial hardship. Also, a "financial hardship" shall not include the need to send a Participant's child to college or the desire to purchase a home.

     7.4 ADMINISTRATION OF DEFERRED AWARDS. The Committee may adopt such further rules and regulations governing deferrals of Awards as it deems appropriate. All deferred payments hereunder shall be paid in cash from the general funds of the Company. A Participant shall be an unsecured creditor of the Company with respect to the amount of any deferred Award.


SECTION 8. CHANGE IN CONTROL

     For all purposes of the Plan, a "Change in Control" of the Company shall have occurred if:

     (a) Any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, any "person" (as hereinafter defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

     (b) During any period of not more than two consecutive years (not including any period prior to the effective date of the Plan as set forth in Paragraph 10.1 herein), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Section) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30 percent of the combined voting power of the Company's then outstanding securities; or

     (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).


SECTION 9. BENEFICIARIES

     9.1 DESIGNATION. Neither amounts awarded to a Participant or credited to the Participant's Deferred Award Account nor any other rights or benefits of a Participant under the Plan may be assigned, transferred, pledged or alienated in any way; provided, however, that a Participant may designate a Beneficiary(ies) to receive payments after the Participant's death or Total and Permanent Disability at the times and in the amounts to which the Participant would have been entitled under the Plan if the Participant were alive or not disabled. The Beneficiary(ies) last designated by the Participant to receive the proceeds under the Company's Basic Life Insurance Plan upon the Participant's death shall be the designated Beneficiary(ies) for Purposes of this Plan. Such designation may be replaced by a new designation or may be revoked by the Participant at any time. The designation or revocation of a Beneficiary(ies) shall not be effective unless it is on a form provided for that purpose by the Company, signed by the Participant and delivered to the Company prior to the Participant's death or Total and Permanent Disability.

     9.2 DISTRIBUTION. In the case of death of a Participant who has made a valid designation of a Beneficiary(ies) which has not been subsequently replaced or revoked, amounts to which the Participant would have been entitled under the Plan shall be distributed in accordance with the Plan to the designated Beneficiary(ies) to the extent the designation of such Beneficiary(ies) is valid and enforceable under applicable law. Any amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant's legal representative or estate. If there is any question as to the legal right of any Beneficiary(ies) to receive the distribution under the Plan, the amount in question may be paid to the legal representative or estate of the Participant, at the option of the Committee, in which event the Company shall have no further liability to anyone with respect to such amount.


SECTION 10. EFFECTIVE DATE; SHAREHOLDER APPROVAL

     10.1 EFFECTIVE DATE. The Plan shall be effective as of January 1, 1995, subject to the approval of the Company's shareholders as set forth in Paragraph
10.2 herein, and shall continue in effect indefinitely until terminated as provided for in Section 11 herein.

     10.2 SHAREHOLDER APPROVAL. The material terms of this Plan shall be disclosed to the shareholders of the Company for approval in accordance with
Section 162(m) of the Code. No Award shall be paid under this Plan unless such shareholder approval has been obtained.


SECTION 11. AMENDMENT AND TERMINATION

     The Plan may be amended or terminated at any time, by action of the Committee, approved by the Company's Board of Directors, except insofar as approval by the Company's shareholders may be required pursuant to Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as amended from time to time or Section 162(m) of the Code. Any such amendment, cancellation or termination may be retroactively effective except that no amendment, cancellation or termination shall adversely affect Awards earned under the Plan for Performance Periods completed before adoption of any such amendment, cancellation or termination. The Plan shall not be deemed to be a contract for employment or a guarantee of compensation.


SECTION 12. GENERAL CONDITIONS

     12.1 LIMITATION OF RIGHTS. Nothing in this Plan and no action taken pursuant to its provisions shall be construed to:

     (a) Give any Participant any right to any compensation, except as specifically provided herein;

     (b) Be evidence of any agreement, contract, or understanding, expressed or implied, that the Company will employ a Participant in any particular position;

     (c) Limit in any way the right of the Company to terminate a Participant's employment at any time;

     (d) Give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or

     (e) Create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

     12.2 APPLICABLE LAW. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and the State of Minnesota, other than its laws respecting choice of law.

     12.3 HEADINGS. Headings are given to the Sections and Paragraphs of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     12.4 APPLICABILITY TO SUCCESSORS. The Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the Beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

FOLD AND DETACH HERE
RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

ADMISSION TICKET

HONEYWELL INC.

1995 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 18, 1995
2:00 P.M.
MINNEAPOLIS CONVENTION CENTER
1301 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA

Coffee will be served before the Meeting beginning at 1:00 p.m.

PLEASE ADMIT
NON-TRANSFERABLE

MINNEAPOLIS CONVENTION CENTER
1301 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55403
 (612) 335-6000

HONEYWELL ANNUAL MEETING

The meeting will be held in Room 101, which is located adjacent to the Ballroom, commencing at 2:00 p.m. Coffee will be served before the Meeting beginning at 1:00 p.m.

PUBLIC ENTRANCES--There are 4 main public entrance rotundas located on Second Ave S. & Grant St., labelled "Ballroom Entrance", "Hall 1", "Hall 2" & "Hall 3". Designated HANDICAP entrances (power assisted doors) are adjacent to Hall 3 (entrance closest to Wesley Church), Third Avenue Entrance and 12th Street Entrance.

ENTRANCES/EXITS TO UNDERGROUND PLAZA PARKING RAMP--Enter either on Second Avenue S. or on 12th Street S. The Plaza Ramp has HANDICAP parking--elevators & skyway connect the Ramp to the Convention Center, allowing easy access for wheelchairs. If you park in the underground Plaza Ramp, use elevator 1 to enter the building on the skyway level, Hall 3 Entrance. If you park elsewhere, the most convenient access to the Meeting is the Hall 1 Entrance facing Second Avenue.

[Map]

HONEYWELL INC.
PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 18, 1995

The undersigned hereby appoints M.R. Bonsignore, E.D. Grayson and S. Ueland, and each of them, proxies (each with power of substitution) of the undersigned to attend the above annual meeting of shareholders of Honeywell Inc. and any adjournment thereof and thereat to vote all shares of stock held by the undersigned, including any shares that may be held for the undersigned's account under the Automatic Dividend Reinvestment Plan for Honeywell Common Shares administered by Chemical Bank, as specified on the reverse side, and on any other matters that may properly come before said meeting.

THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

COMMENTS:

/ / SEE REVERSE SIDE

/X/ Please mark
    your vote
    as in this
    example.


- -------------          ---------------------
COMMON                 DIVIDEND REINVESTMENT


BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

1. ELECTION OF DIRECTORS                     TO WITHHOLD
FOR all nominees                             AUTHORITY (For all
(Except as marked                            Nominees listed)
to the contrary*)

/ /                                          / /

NOMINEES:
A.J. Baciocco, Jr., E.E. Bailey, M.R. Bonsignore,
E.H. Clark, Jr., W.H. Donaldson, R.D. Fullerton,
J.J. Howard, B. Karatz, D.L. Moore, A.B. Rand,
S.G. Rothmeier, M.W. Wright


2. APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE
AS AUDITORS.

FOR         AGAINST          ABSTAIN
/ /         / /              / /

* INSTRUCTION:
To withhold authority to vote for any INDIVIDUAL nominee, strike a line through the nominee's name above.


3. APPROVAL OF HONEYWELL SENIOR MANAGEMENT
PERFORMANCE INCENTIVE PLAN.

FOR         AGAINST          ABSTAIN
/ /         / /              / /




/ / Will attend meeting

/ / I have noted comments on reverse side

/ / Discontinue mailing Annual Report

/ / Change of Address


- ---------------------------------------

- ---------------------------------------


You are encouraged to specify your choices by mark-ing the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your shares cannot be voted unless you sign, date and return this card.

PLEASE MARK, SIGN, DATE AND RETURN
PROMPTLY IN ACCOMPANYING ENVELOPE.


Signature(s)_____________________________________________   Date_______________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

ADMISSION TICKET

HONEYWELL INC.

1995 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 18, 1995
2:00 P.M.
MINNEAPOLIS CONVENTION CENTER
1301 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA

Coffee will be served before the Meeting beginning at 1:00 p.m.

PLEASE ADMIT
NON-TRANSFERABLE

MINNEAPOLIS CONVENTION CENTER
1301 SECOND AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55403
 (612) 335-6000

HONEYWELL ANNUAL MEETING

The meeting will be held in Room 101, which is located adjacent to the Ballroom, commencing at 2:00 p.m. Coffee will be served before the Meeting beginning at 1:00 p.m.

PUBLIC ENTRANCES--There are 4 main public entrance rotundas located on Second Ave S. & Grant St., labelled "Ballroom Entrance", "Hall 1", "Hall 2" & "Hall 3". Designated HANDICAP entrances (power assisted doors) are adjacent to Hall 3 (entrance closest to Wesley Church), Third Avenue Entrance and 12th Street Entrance.

ENTRANCES/EXITS TO UNDERGROUND PLAZA PARKING RAMP--Enter either on Second Avenue S. or on 12th Street S. The Plaza Ramp has HANDICAP parking--elevators & skyway connect the Ramp to the Convention Center, allowing easy access for wheelchairs. If you park in the underground Plaza Ramp, use elevator 1 to enter the building on the skyway level, Hall 3 Entrance. If you park elsewhere, the most convenient access to the Meeting is the Hall 1 Entrance facing Second Avenue.

[Map]



HONEYWELL INC.
INVESTMENT PLUS PLAN (IPP),
RETIREMENT INVESTMENT PLAN (RIP) AND
RETIREMENT SAVINGS PLAN (RSP)

THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, having received the Notice of 1995 Annual Meeting and Proxy Statement, instructs T. Rowe Price Trust Company, as Trustee for all Plans, to represent and vote all of the shares of Common Stock of Honeywell Inc. that are credited to my account under one of the above Plans at the Annual Meeting of Shareholders to be held at 2:00 P.M., April 18, 1995 or at any adjournment thereof.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL
BE VOTED BY THE TRUSTEE* IN THE MANNER INSTRUCTED. IF NO INSTRUCTION IS GIVEN, OR IS RECEIVED BY THE TRUSTEE AFTER APRIL 13, 1995, THE SHARES IN THE INVESTMENT PLUS PLAN (IPP), OR RETIREMENT INVESTMENT PLAN (RIP) OR RETIREMENT SAVINGS PLAN
(RSP) WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE IN A TIMELY MANNER.

THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

*THE VOTE WILL BE TALLIED ON BEHALF OF TRUSTEE
BY CHEMICAL BANK.

COMMENTS:


/ / See Reverse
    Side

/X/ Please mark
    your vote
    as in this
    example.


- --------------      --------------       --------------
IPP SHARES          RIP SHARES           RSP SHARES


BOARD OF DIRECTORS RECOMMENDS A VOTE FOR


1. ELECTION OF DIRECTORS                TO WITHHOLD
FOR all nominees                        AUTHORITY (For all
(Except as marked                       Nominees listed)
to the contrary*)

/ /                                     / /

NOMINEES:
A.J. Baciocco, Jr., E.E. Bailey, M.R. Bonsignore,
E.H. Clark, Jr., W.H. Donaldson, R.D. Fullerton,
J.J. Howard, B. Karatz, D.L. Moore, A.B. Rand,
S.G. Rothmeier, M.W. Wright

* INSTRUCTION:
To withhold authority to vote for any INDIVIDUAL nominee, strike a line through the nominee's name above.

2. APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE AS AUDITORS

FOR                AGAINST             ABSTAIN
/ /                / /                 / /


3. APPROVAL OF HONEYWELL SENIOR MANAGEMENT
PERFORMANCE INCENTIVE PLAN.

FOR                AGAINST             ABSTAIN
/ /                / /                 / /




/ /  Will attend meeting

/ /  I have noted comments on reverse side

/ /  Discontinue mailing Annual Report

/ /  Change of Address

- -------------------------------------------------------

- -------------------------------------------------------

The Trustee is authorized to vote the IPP, RIP, or RSP shares for which instruction has been given upon such other business as may come before the meeting.

Signature(s)__________________________________________________ Date____________


Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.